UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025 (May 22, 2025)

Yoshiharu Global Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6940 Beach Blvd., Suite D-705

Buena Park, CA 90621

(Address of principal executive offices and zip code)

(714) 694-2403

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	YOSH	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2025, Sungjoon Chae, a member of the Board of Directors (the “Board”) of Yoshiharu Global Co. (the “Company”), notified the Company of his intention to resign from the Board and all committees of the Board, effective immediately. Mr. Chae’s departure from the Board was not the result of any disagreement with management or the Board.

Also, on May 22, 2025, the Board nominated Seongjin Kim to serve as a director of the Company and nominated Ji-Won Kim to serve as a director and Co-Chief Executive Officer of the Company. There are currently no arrangements or understandings related to such nominations. There are no family relationships among any of the Company’s executive officers, members of the Board and the nominees, and there are no transactions with either nominee that require disclosure pursuant to Item 404(a) of Regulation S-K.

Below is biographical information about each new director:

Ji-Won Kim, Age 43

Ji-Won Kim is a seasoned leader with over 20 years of hands-on experience in the food service industry. He is a recognized expert in brand development and operations, having successfully launched and established multiple brands in the market, including the Macho Galbi restaurant brand. Mr. Kim has served as the Chief Executive Officer of Macho Galbi since April 2016 and in this role he led the implementation of franchise systems, menu and distribution management, and overall store operations, earning a strong reputation within the industry. Mr. Kim graduated from Hankyong University in 2006 with a B.A. in Food Engineering.

As the newly appointed Co-Chief Executive Officer of the Company, Mr. Kim is anticipated to present and execute a strategic vision that will drive the growth of the Yoshiharu brand not only in Korea but also in global markets.

Seongjin Kim, Age 44

Seongjin Kim has served as an attorney at Shin & Kim LLC in Seoul since December 2024. From November 2021 to October 2024, Mr. Kim served as a Prosecutor in the Corruption Investigation Office for High Ranking Officials where he investigated and prosecuted the corruption related crimes of a number of high-ranking government officials. From January 2020 to October 2021, Mr. Kim served as an attorney at the Law Group Minju in Seoul. Mr. Kim also previously served as a military judicial officer and through this experience gained significant knowledge in advising clients, litigation, and defense related projects. In particular, he dealt with various legal issues arising from the entire process of acquiring, maintaining, and repairing large-scale weapons systems through the work of the Defense Acquisition Program Administration and the Naval Military Command. When working for the joint investigation team and the prosecution team of the Ministry of National Defense, he conducted investigations related to defense projects and gained expertise in prior risk management and investigation response of companies. Mr. Kim received a BA in Law from Han-Yang University in 2010.

We believe that Mr. Kim’s legal knowledge and experience, including knowledge and experience related to state agencies, will be an important asset to our Board.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the Company’s available options to resolve the deficiency and regain compliance with Nasdaq Listing Rule 5550(b)(1). Forward-looking statements are statements that are not historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, that there can be no assurance that the Company will meet Nasdaq Listing Rule 5550(b)(1) during any compliance period or otherwise in the future, that there can be no assurance that the Company will otherwise meet Nasdaq compliance standards, that there can be no assurance that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the other important factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2024 and its other filings with the SEC. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2025

YOSHIHARU GLOBAL CO.

By:	/s/ James Chae
Name:	James Chae
Title:	Co-Chief Executive Officer